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                                                                    Exhibit 23.3

                        [LETTERHEAD OF RP FINANCIAL, LC.]

                                                                  March 19, 2003

Board of Directors
Jefferson Bancshares, M.H.C.
Jefferson Federal Savings and Loan Association
120 Evans Avenue
Morristown, Tennessee  37814

Members of the Boards:

     We hereby consent to the use of our firm's name in the Form AC Application for Conversion, the Form H-(e)1-s holding company application, and in the Form S-1 Registration Statement for Jefferson Bancshares, Inc., in each case as amended and supplemented.

                                                          Sincerely,



                                                          Sincerely,

                                                          RP FINANCIAL, LC.

                                                          /s/ RP Financial, LC.